Exhibit 99.1

Escalade Completes Acquisition of the Assets of the Brunswick Billiards® Business from Life Fitness, LLC

Escalade, Inc. (NASDAQ: ESCA), a leader in sporting goods and indoor/outdoor recreation equipment, today announced that it has completed its acquisition of the assets of the Brunswick Billiards® business from Life Fitness, LLC, a portfolio company of KPS Capital Partners, LP.

The acquisition of Brunswick Billiards® enables Escalade to further expand its product offering and connection with consumers within the billiards and indoor recreation markets.

“The addition of the iconic Brunswick Billiards® brand to Escalade’s portfolio elevates our market leadership. The talented teams from Brunswick Billiards, Escalade, and Life Fitness worked very well together bringing this transaction to a close. We now look forward to providing our dealers and consumers with great quality and value across our broad offering of game tables and accessories,” said Escalade’s CEO Walt Glazer.

Brunswick Billiards will continue to be based in Bristol, Wisconsin and led by John Kazik, General Manager, and his management team.

Baird served as exclusive financial advisor to Life Fitness on the transaction.

ABOUT ESCALADE, INC.

Founded in 1922, and headquartered in Evansville, Indiana, Escalade designs, manufactures, and sells sporting goods, fitness, and indoor/outdoor recreation equipment.  Our mission is to connect family and friends creating lasting memories. Leaders in our respective categories, Escalade’s brands include Bear® Archery; STIGA® table tennis; Accudart®; RAVE Sports®; Victory Tailgate®; Onix® Pickleball; Goalrilla™; Lifeline® fitness products; Woodplay®; American Heritage Billiards®. Escalade’s products are available online and at leading retailers nationwide. For more information about Escalade’s many brands, history, financials, and governance please visit www.escaladeinc.com or contact Patrick Griffin, Vice President of Corporate Development & Investor Relations at 812/467-1358.

ABOUT LIFE FITNESS, LLC

Life Fitness, LLC is the global leader in commercial fitness equipment. The company manufactures and sells its strength and cardiovascular equipment through its iconic family of brands that includes Life Fitness, Hammer Strength, Cybex, ICG® and SCIFIT. Its equipment is distributed to over 250,000 fitness facilities in more than 160 countries globally. Life Fitness, LLC is headquartered near Chicago, in Franklin Park, Illinois. For more information about Life Fitness, LLC visit http://www.lifefitness.com.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: specific and overall impacts of the COVID-19 global pandemic on Escalade’s financial condition and results of operations; Escalade’s plans and expectations surrounding the transition to its new Chief Executive Officer and all potential related effects and consequences; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; Escalade’s ability to develop and implement our own direct to consumer e-commerce distribution channel; Escalade’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; Escalade’s ability to control costs; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; Escalade’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; risks related to data security of privacy breaches; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.